                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                               /X/

Filed by a Party other than the Registrant            / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-12


                        Medialink Worldwide Incorporated
                        --------------------------------
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/X/ No fee required


/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


/ / Fee paid previously with preliminary materials.


     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                        MEDIALINK WORLDWIDE INCORPORATED
                                708 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 5, 2003



To Medialink Worldwide Incorporated Stockholders:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Medialink Worldwide Incorporated (the "Company") will be held on June 5, 2003 at 9:30 a.m., Eastern Standard Time, at Medialink Worldwide Incorporated, 708 Third Avenue, New York, NY 10017 (the "Meeting"), for the following purposes, all as more fully described in the accompanying Proxy Statement:

      1. To elect three directors to serve for a three-year term expiring at the annual meeting in 2006 and until their successors are elected and qualified;

      2. To ratify the appointment of KPMG LLP as the Company's Independent Auditors for the fiscal year ending December 31, 2003; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only stockholders of record at the close of business on April 7, 2003 will be entitled to receive notice of and to vote at the meeting. A complete list of stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

   Whether or not you expect to attend the Meeting, we urge you to read the accompanying Proxy Statement and then complete, sign, date and return the proxy card in the accompanying envelope as soon as possible, so that your shares may be represented at the Meeting.



                                 By Order of the Board of Directors,



                                 J. GRAEME MCWHIRTER
                                 Chief Financial Officer
                                 Executive Vice President and Secretary

Dated: April 21, 2003

                        MEDIALINK WORLDWIDE INCORPORATED
                                708 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                                ----------------
                                PROXY STATEMENT
                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS

                           To be held on June 5, 2003

                                ----------------

   This Proxy Statement is furnished to stockholders of Medialink Worldwide Incorporated, a Delaware corporation (the "Company" or "Medialink"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Stockholders and any adjournments thereof (the "Meeting"). The Meeting is scheduled to be held on June 5, 2003, at 9:30 a.m., Eastern Standard Time, at Medialink Worldwide Incorporated, 708 Third Avenue, New York, NY 10017.

                                  INTRODUCTION

   The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Meeting to be held at Medialink Worldwide Incorporated, 708 Third Avenue, 8th floor, New York, NY 10017, on June 5, 2003, at 9:30 a.m., Eastern Standard Time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about April 21, 2003.

   At the Meeting, stockholders will be asked to vote upon: (1) the election of three directors each to serve three year terms, expiring at the 2006 annual meeting; (2) the ratification of the Company's Independent Auditors; and (3) such other business as may properly come before the Meeting and at any adjournments thereof.

   Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for director set forth herein and for the other proposals.

   The Board of Directors has fixed April 7, 2003 as the record date (the "Record Date") for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 6,040,730 shares of Common Stock, each such share being entitled to one vote. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

   The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual directors, officers and other regular employees of the Company to solicit proxies personally or by telephone or facsimile and may request brokers, fiduciaries, custodians and nominees to send proxies, Proxy Statements and other material to their principals and reimburse them for their out-of-pocket expenses.

                       PROPOSAL 1: ELECTION OF DIRECTORS

   The Company's Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. The Board currently consists of eight persons in three classes, two classes consisting of three directors and one class consisting of two directors. The class whose term of office expires at the Meeting currently consists of three directors. The directors elected to this class, James J. O'Neill, Paul Sagan and J. Graeme McWhirter, will serve for a term of three years, expiring at the 2006 annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees listed below are currently directors of the Company.

   Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election of directors of the three nominees to serve for three-year terms expiring at the 2006 annual meeting, in each case until his successor is elected and qualified. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board of Directors expects that each nominee named will serve if elected.

   The Board of Directors Recommends a Vote FOR All Three Nominees.

Nominees for director for three-year term ending in 2006:

                                                                                                                       Served as
Name                                      Position with the Company or Principal Occupation                          Director From
----                                      -------------------------------------------------                          -------------
J. Graeme McWhirter ...................   Executive Vice President, Chief Financial Officer and                           1998
                                           Secretary

James J. O'Neill ......................   Private Financial Consultant                                                    1994

Paul Sagan ............................   President of Akamai Technologies, Inc.                                          1997

   Continuing director for term ending upon the 2005 annual meeting of stock-holders:

                                                                                                                       Served as
Name                                      Position with the Company or Principal Occupation                          Director From
----                                      -------------------------------------------------                          -------------
Harold Finelt .........................   Venture Partner of American Research & Development,                             1987
                                           a private venture capital firm


Donald Kimelman .......................   Director, Venture Fund, The Pew Charitable Trusts                               1987

Laurence Moskowitz ....................   Chairman, President and Chief Executive Officer of the                          1986
                                           Company

   Continuing director for term ending upon the 2004 annual meeting of stock-holders:

                                                                                                                       Served as
Name                                      Position with the Company or Principal Occupation                          Director From
----                                      -------------------------------------------------                          -------------
Alain Schibl ..........................   Partner and board member of Eternity Asset                                      2000
                                           Management LLP, London

Theodore Wm. Tashlik ..................   Member of Tashlik, Kreutzer, Goldwyn & Crandell P.C.,                           1992
                                           a law firm

Catherine Lugbauer ....................   Founding Partner of Kelly & Lugbauer                                            2002

Executive Officers and Directors

   All nominees for election as directors are members of the present Board of Directors. The following table sets forth certain information with respect to the executive officers and directors of the Company as of April 9, 2003:

Name                                Position
----                                --------
Laurence Moskowitz ............     Chairman of the Board, President and Chief Executive Officer

J. Graeme McWhirter ...........     Executive Vice President, Chief Financial Officer, Secretary and
                                      Director

Richard Frisch ................     Senior Vice President, President of MCTV

Mark Weiner ...................     Chief Executive Officer of Delahaye

Ivan Purdie ...................     Executive Vice President of Global Broadcast Services

Victor Lee ....................     Senior Vice President, Strategic Planning and Chief Operating
                                      Officer of U.S. Broadcast

William McCarren ..............     Vice President, President of U.S. Newswire

Mary Buhay ....................     Senior Vice President, Corporate Communications

Harold Finelt .................     Director

Donald Kimelman ...............     Director

Catherine Lugbauer ............     Director

James J. O'Neill ..............     Director

Paul Sagan ....................     Director

Alain Schibl ..................     Director

Theodore Wm. Tashlik ..........     Director

   Laurence Moskowitz, 51, the founder of Medialink, has served as Chairman, President and Chief Executive Officer of the Company since its inception in 1986. He began his professional career as a reporter for United Press International in Pittsburgh before being promoted to an editor for UPI in Philadelphia. In 1976 Mr. Moskowitz founded Mediawire, a Philadelphia-based regional public relations newswire, which was merged into a British media company in 1985, where he was Vice President until leaving to form Medialink. A former Ernest & Young "CEO of the Year", Mr. Moskowitz was voted one of the most influential public relations executives of the century by PR Week magazine.

   J. Graeme McWhirter, 47, a co-founder of Medialink, has served as a director of the Company since April 1998 and as Chief Financial Officer since 1986 and has been Executive Vice President since 1992. From 1984 to 1988, Mr. McWhirter was Executive Vice President and Chief Financial Officer of Commonwealth
Realty Trust, a publicly quoted Real Estate Investment Trust. From 1976 to 1984, Mr. McWhirter was with KPMG LLP in London and Philadelphia as a manager.

   Richard Frisch, 45, joined Medialink in June 1997 as Senior Vice President and President of the MCTV Division of Medialink. From August 1995 to June 1997, Mr. Frisch was the founder and President of Corporate TV Group, Inc. From January 1995 to July 1995, Richard Frisch was the President of the Corporate Television division of Reuters New Media. From January 1991 to December 1994, Richard Frisch was Vice President of Reuters Corporate Television (formerly Visnews), producers of worldwide video communications for corporations.

   Mark Weiner, 47, CEO of Delahaye, joined Medialink in September 1994 as Vice President Research and Media Relations. From April 1986 to September 1992,
Mr. Weiner served as a Managing Partner of PR Data. From September 1992 to September 1993, Mr. Weiner served as Senior Vice President of Copernicus: The Marketing Investment Strategy Group, a marketing and research consultancy. He was a columnist with

McNaught Newspaper Syndicate after working with the staff of the New York Times News Service from 1979 to 1984.

   Ivan Purdie, 35, has served as Executive Vice President of Global Broadcast Services since February, 2002. He is responsible for managing all of the Company's broadcast services, including video and audio production, multimedia distribution and live events, in the U.S. and internationally. Mr. Purdie joined Medialink in 1999 as Director of Sales and Marketing for the Company's London-based international operations, and was appointed Managing Director of International Operations in October 2000. Previously, he was the head of sales and marketing for Image Bank U.K., a wholly owned subsidiary of the Eastman Kodak Company and now a unit of Getty Images.

   Victor Lee, 46, joined Medialink in March 2003 as Senior Vice President, Strategic Planning with responsibility for developing corporate strategy across the Company's business lines and overseeing business development initiatives, including strategic alliances, acquisitions and joint ventures. In January 2002, he was also appointed Chief Operating Officer of US Broadcast Services, responsible for television and radio broadcast operations in the United States. Prior to joining Medialink, Mr. Lee was the Director of Strategic Planning for Time Inc. Previously, Mr. Lee was a director in The Walt Disney Company's Capital Cities/ABC Multimedia Group and its Capital Cities Capital venture capital operation. He also has held management positions with PepsiCo, IBM, CIBC & Co. (formerly Oppenheimer) and UBS Warburg (formerly PaineWebber).

   William McCarren, 47, co-founded U.S. Newswire in 1986 and has served as President for 17 years. McCarren also serves as a Vice President of Medialink. A 17-year member of the National Press Club, McCarren is a Vice Chairman of the NPC's Speakers Committee. From 1997 to 2000 McCarren served as the Chairman of the Press Club's Newsmaker Committee, where he organized and moderated hundreds of news conferences with world and national leaders. Prior to founding U.S. Newswire, McCarren worked for wire services in New York and Philadelphia. Early in his career he was a press secretary for political campaigns.

   Mary Buhay, 38, joined Medialink in 1993 and held executive management positions for its U.S. Broadcast division until her appointment to the position of Senior Vice President, Corporate Communications. Ms. Buhay is responsible for the development of corporate marketing and public relations strategies across the Company's divisions. From 1988 to 1993, Ms. Buhay was a sales manager of Radio/TV Reports, a former division of Competitive Media Reporting. She brings 15 years of expertise in the public relations and advertising services industry, having overseen broadcast and research projects for corporations such as AT&T and Unilever and for prominent agencies such as Young & Rubicam, J. Walter Thompson and Ogilvy & Mather.

   Harold Finelt, 42, has served as a director of the Company since 1987. Mr. Finelt joined American Research & Development, a private venture capital firm, as an associate in 1986 and he has been a Vice President, a general partner, and is now a Venture Partner of American Research & Development's venture funds. He was a managing general partner of Hospitality Technology Funds, L.P.

   Donald Kimelman, 56, has served as a director of the Company since 1987. In March 1997, Mr. Kimelman became the manager of the philanthropic Venture Fund of The Pew Charitable Trusts. He currently serves as Director, Venture Fund, The Pew Charitable Trusts. Mr. Kimelman was the Pennsylvania editor of the Philadelphia Inquirer since January 1996 to March 1997. Mr. Kimelman worked for the Annapolis Evening Capital and the Baltimore Sun prior to joining the Philadelphia Inquirer where he had local, national, foreign and investigative assignments prior to becoming an editor. From 1981 to 1983, he was a national correspondent and from 1983 to 1987 he was Moscow bureau chief. Mr. Kimelman was deputy editor of the editorial page of the Philadelphia Inquirer from 1987 to 1993 and became foreign editor in August 1994.

   Catherine Lugbauer, 56, has served as a director of the Company since July, 2002. She is a founding partner of Kelly & Lugbauer, a consulting firm that helps corporate public relations functions improve their alignment with their organization's strategic goals. She was formerly global chief operating officer of Weber Shandwick, the world's largest public relations firm and a unit of The Interpublic Group of Companies (NYSE: IPG). Prior to becoming COO of Weber Shandwick, Ms. Lugbauer was executive vice-president at IPG's $1.5 billion Advanced Marketing Services group, responsible for acquisition and business development strategy. She also served as executive vice president/ acquisitions and business development at Weber Public Relations Worldwide and Executive VP of the Weber Group, the best-known first-generation technology public relations firm. She also has served as general manager of the New York office of Euro-RSCG's Creamer Dickson Basford. She is a founding member of the Council of Public Relations Firms, the trade association for the U.S. public relations industry, and served as its second chairman. She is an accredited member of PRSA, a past member of the Board of Directors of the Counselors Academy and former chair of PRSA's Honors and Awards Committee.

   James J. O'Neill, 65, has served as a director of the Company since 1994. He is an attorney and serves as a private financial consultant and a member of the board of directors of Companion Life Insurance Company. From 1986 to 1995, he served as an officer and Senior Vice President of Rothschild Inc. the U.S. office of the Rothschild family. From 1973 to 1986, he was the Chief Executive Officer of the Committee of Publicly Owned Companies and President of its' Center for U.S. Capital Markets. Mr. O'Neill served as an officer of the American Stock Exchange from 1966 to 1973 and was previously employed by the U.S. Treasury Department, Comptroller of Currency. In addition, he has served as director of a number of not for profit corporations including the Foreign Policy Association, the American Council of Young Political Leaders and the Fund for American Studies. He was honorably discharged as a Lieutenant Commander in the U.S. Naval Reserve.

   Paul Sagan, 44, has served as a director of the Company since March 1997. Since April 1999, he has been President of Akamai Technologies, Inc., a provider of web content and Internet application delivery services, and was its Chief Operating Officer from October 1998 to March 2001. From July 1997 to July 1998, Mr. Sagan served as Senior Advisor to the World Economic Forum, a Swiss foundation whose membership is comprised of multi-national corporations. From September 1991 to December 1996, Mr. Sagan was employed by Time Warner, Inc., most recently as President and Editor of Time Inc. New Media.

   Alain Schibl, 37, has served as a director of the Company since September 14, 2000. From 1994 to 1996 Mr. Schibl acted as the Director of Fixed Income and Equity Trading at Union Bancaire Privee, London, England. From 1996 to 2001 he has been Managing Director--Global Head of Capital Market, Fixed Income,
Equity and Convertibles, at Union Bancaire Privee. Mr. Schibl is now a Partner of Eternity Asset Management LLP, London. Mr. Schibl is also a board member of Domaine de Rochegrise, Transbat, Chalbat, Grenat Real Estate and Eternity
Asset Management, all based in Switzerland.

   Theodore Wm. Tashlik, 63, has served as a director of the Company since 1992. Mr. Tashlik has been a member of the law firm of Tashlik, Kreutzer, Goldwyn & Crandell P.C., which represents the Company in certain matters, for more than twenty-five years.

Directors' Compensation

   Directors receive cash compensation in the amount of $2,000 for their services for each meeting attended, are reimbursed for expenses incurred in attending board meetings and receive a fee of $500 for attending other informational meetings. Audit Committee members receive a fee of $2,000 per meeting. In addition, each non-employee director is granted options annually to purchase 3,000 shares of Common Stock under the Company's 1996 Directors Stock Option Plan.

Committees and Meetings of The Board of Directors

   During Fiscal Year 2002, the Board of Directors held 5 meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors, and the committees on which the director served.

   The Board has three committees: the Audit Committee, the Stock Option Committee and the Compensation Committee.

   Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal controls. In addition, the Audit Committee meets periodically with the independent auditors and representatives of management to review accounting activities, financial control and reporting. The Audit Committee is comprised of Messrs. Harold Finelt, Donald Kimelman and James J. O'Neill, and held 6 meetings during fiscal 2002. All of the members of the committee are

"independent" as defined under rules promulgated by the National Association of Securities Dealers' listing standards.

   Stock Option Committee. The Stock Option Committee is responsible for administering the Company's stock option plans. The Stock Option Committee is comprised of Messrs. Harold Finelt and Donald Kimelman and held 2 meetings during fiscal 2002.

   Compensation Committee. The Compensation Committee is responsible for establishing salaries, bonuses, and other compensation for the Company's officers. The Compensation Committee is comprised of Messrs. Harold Finelt, Donald Kimelman and Theodore Wm. Tashlik and held 4 meetings during fiscal 2002. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

    Pursuant to Section 16(a) of the Securities Exchange Act of 1934, and the rules issued thereunder, the Company's directors, executive officers and persons holding more than 10% of the Company's outstanding common stock are required to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of common stock and other equity securities of the Company. Based solely on the Company's review of copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal 2002, all of its executive officers, directors and persons holding more than 10% of the Company's outstanding Common Stock complied with the requirements of Section 16(a), except for Richard Frisch who was late in filing one report for one transaction.

Certain Relationships and Related Transactions

   Since the beginning of the Company's last fiscal year, there has not been nor is there currently proposed any transaction or series of transactions to which the Company was or is to be a party in which the amount exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than the transactions described below.

   Laurence Moskowitz has a loan from the Company. The largest aggregate amount of indebtedness outstanding at any time during the Company's last fiscal year and the amount outstanding as of April 16, 2003 was $244,472 and $236,024, respectively. The rate of interest of the loan is the 30 Day LIBOR Rate (1.38% at December 31, 2002) plus 2.25% per annum.

   During the Company's fiscal year ended December 31, 2002, Lawrence Moskowitz and J. Graeme McWhirter acquired 5,539 and 6,228 shares, respectively, of the Company's Common Stock and cash consideration as a result of certain performance targets having been met by U.S. Newswire, a company acquired by the Company in 1999 in which Messrs. Moskowitz and McWhirter had an interest.

   Tashlik, Kreutzer, Goldwyn & Crandell P.C. received $567,188 in legal fees and disbursements for services performed for the Company during the Company's fiscal year ended December 31, 2002. Mr. Theodore Wm. Tashlik, a member of such firm, is a director of the Company.

                           COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 9, 2003, by (i) each executive officer, identified in the Summary Compensation Table below; (ii) each director and nominee for director; (iii) all executive officers and directors as a group; and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

                                                         Shares of Common Stock
                                                        Beneficially Owned as of
                                                             April 9, 2003(1)
                                                        ------------------------
Executive Officers,                                       Number of   Percent of
Directors and 5% Stockholders                              Shares        Class
-----------------------------                             ---------    --------

Laurence Moskowitz(2) ................................      523,589       8.52%
  c/o Medialink Worldwide Incorporated
  708 Third Avenue
  New York, NY 10017

J. Graeme McWhirter(3) ...............................      240,360       3.92%

Richard Frisch(4) ....................................      116,168       1.93%

Mark Weiner(5) .......................................       22,950          *

Ivan Purdie(6) .......................................       16,200          *

Victor Lee(7) ........................................       17,766          *

William McCarren(8) ..................................       38,164          *

Mary Buhay(9) ........................................       16,920          *

Harold Finelt(10) ....................................       92,624       1.54%

Donald Kimelman(11) ..................................       52,400          *

Catherine Lugbauer ...................................           --          *

James J. O'Neill(12) .................................       27,800          *

Paul Sagan(13) .......................................       37,500          *

Alain Schibl(14) .....................................       19,667          *

Theodore Wm. Tashlik(15) .............................       80,221       1.33%

All Named Executive Officers and Directors as a Group
  (15 Persons)(16) ...................................    1,302,329      20.00%

Others:

 Brown Capital Management, Inc. ......................    1,547,300      25.82%
   1201 North Calvert Street
   Baltimore, Maryland 21201

 FMR Corp. ...........................................      567,100       9.46%
   82 Devonshire Street
   Boston, Massachusetts 02109

 Dimensional Fund Advisors Inc. ......................      320,700       5.35%
   1299 Ocean Avenue
   Santa Monica, California 90401

---------------
   * Represents less than 1% of the outstanding shares of Common Stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.

                                             (Footnotes continued on next page)

 (Footnotes continued from previous page)

 (1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.

 (2) Includes 153,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 9, 2003.

 (3) Includes 134,994 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 9, 2003. Also includes 21,000 shares owned by the McWhirter Family Associates LLC which may be deemed to be beneficially owned by Mr. McWhirter.

 (4) Includes 24,800 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 9, 2003. The shares of Common Stock are held by Jake & Zach Media Holdings Group, Inc. Mr. Frisch, as sole shareholder of Jake & Zach Media Holdings Group, Inc., may be deemed to beneficially own all of such shares.

 (5) Includes 16,300 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 9, 2003.

 (6) Includes 16,200 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 9, 2003.

 (7) Includes 16,766 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 9, 2003.

 (8) Includes 5,800 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 9, 2003.

 (9) Includes 13,320 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 9, 2003.

(10) Includes 19,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 9, 2003.

(11) Includes 29,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 19, 2003.

(12) Includes 25,800 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 9, 2003.

(13) Includes 22,000 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 9, 2003.

(14) Includes 9,667 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 9, 2003.

(15) Includes 29,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 9, 2003.

(16) Includes 517,247 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 9, 2003.

Executive Compensation

   The following table shows the compensation paid for the years ended December 31, 2002, 2001 and 2000 to (i) the Chief Executive Officer, (ii) the Company's four other most highly compensated individuals who were serving as officers on December 31, 2002 and whose salary plus bonus exceeded $100,000 for the year ended December 31, 2002 and (iii) two individuals who would have constituted two of the most highly compensated executive officers (other than the Chief Executive Officer) but for the fact that they were not serving as executive officers at the end of the last completed fiscal year (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                                                                                   Long-Term
                                                                                                  Compensation
                                                                      Annual Compensation            Awards
                                                                  ----------------------------    ------------
                                                                                                   Securities
                                                                                                   Underlying
                                                                                                    Options/          All Other
Name and Principal Position                               Year   Salary ($)(1)    Bonus ($)(1)      SARs(#)      Compensation($)(4)
---------------------------                               ----   -------------    ------------    ------------   ------------------
Laurence Moskowitz....................................    2002      $330,667              --         20,000            $ 3,692
 Chairman of the Board                                    2001       296,795        $ 82,451         27,000              7,683
 President and Chief Executive Officer                    2000       296,857         104,773             --              2,550

J. Graeme McWhirter...................................    2002      $298,667              --         18,000            $ 3,163
 Executive Vice President,                                2001       294,170        $ 61,452         23,000              6,950
 Chief Financial Officer and Secretary                    2000       266,875          79,366             --              2,550

Richard Frisch........................................    2002      $424,490        $168,495(2)       8,000                 --
 Senior Vice President, President of                      2001       322,915         234,683(2)      10,000            $ 2,550
 MCTV                                                     2000       315,739         247,644(2)          --              2,550

Mark Weiner...........................................    2002      $160,000              --         10,000                 --
 Chief Executive Officer of Delahaye                      2001       160,000        $ 31,000         10,000            $ 2,262
                                                          2000       145,200              --             --              1,815

Ivan Purdie...........................................    2002      $270,679        $ 20,866         12,000            $17,323
 Executive Vice President of                              2001       216,197          39,636         28,000             16,258
 Global Broadcast Services                                2000       123,891          24,999             --              6,194

Victor Lee............................................    2002      $205,000        $ 30,000         10,000                 --
 Senior Vice President, Strategic                         2001       152,663          12,500         23,165                 --
 Planning and Chief Operating Officer                     2000            --              --             --                 --
 of U.S. Broadcast Services

Mary Buhay............................................    2002      $138,375        $  2,673(3)       2,500                 --
 Senior Vice President,                                   2001       121,045               0          4,000                 --
 Corporate Communications                                 2000        86,530         119,131(3)          --                 --

---------------
(1) All figures are rounded down to the nearest whole dollar. Such figures reflect bonuses paid in 2002, 2001 and 2000 for prior calendar year's performance.

(2) Includes sales commissions of $6,941, $53,616 and $7,314 in 2002, 2001 and 2000, respectively.

(3) Includes sales commission of $2,673 and $119,131 in 2002 and 2000, respectively.

(4) Represents matching contributions by the Company to the Company's 401(k) tax deferred savings plan (the "401(k) Plan") (and U.K. Executive Pension Plan for Ivan Purdie) for the benefit of the executive.

Stock Options Granted to Certain Executive Officers During the Last Fiscal
Year

   The following table contains certain information concerning options for the purchase of the Company's Common Stock that were awarded to each of the Named Executive Officers in 2002. No stock appreciation rights were granted to these individuals during such year.

                     Option/SAR Grants in Last Fiscal Year
                              Individual Grants(1)

                                                                                                                       Potential
                                                                                                                      Realizable
                                                                                                                       Value at
                                                                                                                        Assumed
                                                                           Percent of                               Annual Rates of
                                                                             Total                                    Stock Price
                                                         Number of          Options/                                 Appreciation
                                                         Securities           SARs        Exercise                        for
                                                         Underlying        Granted to       Price                   Option Term(3)
                                                          Options/        Employees in       Per      Expiration    ---------------
Name                                                  SARs Granted(#)    Fiscal Year(2)     Share        Date       5%($)    10%($)
----                                                  ---------------    --------------   --------    ----------    ------   ------
Laurence Moskowitz ................................        20,000             6.82%         $2.61       1/02/12     32,828   83,193
J. Graeme McWhirter ...............................        18,000             6.14%         $2.61       1/02/12     29,545   74,874
Richard Frisch ....................................         8,000             2.73%         $2.61       1/02/12     13,131   33,277
Mark Weiner .......................................        10,000             3.41%         $2.61       1/02/12     16,414   41,597
Ivan Purdie .......................................        12,000             4.09%         $2.61       1/02/12     19,697   49,916
Victor Lee ........................................        10,000             3.41%         $2.61       1/02/12     16,414   41,597
Mary Buhay ........................................         2,500             0.85%         $2.61       1/02/12      4,104   10,399

---------------
(1) These options have a term of 10 years, subject to earlier termination upon certain events related to termination of employment and amendment or termination of the Plan. Each of these options was granted at an exercise price equal to the estimated fair market value of the underlying stock on the date of the grant, as determined by the Board of Directors. The option shares vested 20% on the date of grant and will vest 20% on each anniversary date thereafter.

(2) Based on options granted for an aggregate of 293,100 shares during the year ended December 31, 2002.

(3) The 5% and 10% assumed compounded annual rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

Option Exercises and Fiscal Year-End Values

   The following table sets forth information concerning option exercises and option holdings for the year ended December 31, 2002 with respect to each of the Named Executive Officers.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

                                                                            Number of Securities           Value of Unexercised
                                                 Shares       Value        Underlying Unexercised              In-The-Money
                                              Acquired on    Realized      Options/SARs At Fiscal             Options/SARs At
Name                                          Exercise(#)     ($)(1)             Year-End(#)               Fiscal Year-End($)(2)
----                                          -----------    --------   ----------------------------    ---------------------------
                                                                        Exercisable    Unexercisable    Exercisable   Unexercisable
                                                                        -----------    -------------    -----------   -------------
Laurence Moskowitz ........................        --           --        149,400          32,500          2,760          11,040
J. Graeme McWhirter .......................        --           --        131,394          28,500          2,484           9,936
Richard Frisch ............................        --           --         23,200          12,800          1,104           4,416
Mark Weiner ...............................        --           --         14,300          14,300          1,380           5,520
Ivan Purdie ...............................        --           --         13,800          26,450          1,656           6,624
Victor Lee ................................        --           --          4,266          11,399          1,380           5,520
Mary Buhay ................................        --           --         12,820           4,700            345           1,380

---------------
(1) Difference between the fair market value of the Common Stock purchased and the exercise price on the date of exercise.

(2) Difference between the fair market value of the underlying common stock ($3.30 per share) and the exercise price for in-the-money options on December 31, 2002.

Equity Compensation Plan Information

   The following table summarizes our equity compensation plan information as of December 31, 2002. Information is included for both equity compensation plans approved by Medialink stockholders and equity compensation plans not approved by Medialink stockholders.

                                                                                                           Common shares available
                                                     Common shares to be      Weighted-average exercise   for future issuance under
                                                   issued upon exercise of      price of outstanding      equity compensation plans
                                                     outstanding options,       options, warrants and       [excluding securities
Plan Category                                       warrants and rights(1)            rights(2)            reflected in column (a)]
-------------                                       ----------------------      --------------------       ------------------------
                                                             (a)                         (b)                         (c)
Equity compensation plans approved by Medialink
  stockholders.................................           1,314,725(3)                  $5.76                      249,293(4)
Equity compensation plans not approved by
  Medialink stockholders.......................               --                                                      --
                                                          ---------                     -----                      -------
   Totals......................................           1,314,725                     $5.76                      249,293
                                                          =========                     =====                      =======

---------------
(1) This Column does not reflect options assumed in acquisitions where the plans governing the options will not be used for future awards.

(2) This column does not reflect the price of shares underlying the assumed options referred to in footnote (1) of this table.

(3) Includes options to purchase shares outstanding under Medialink's Amended and Restated Stock Plan and Medialink's 1996 Directors Stock Option Plan.

(4) Includes shares available for future issuance under the Medialink's Amended and Restated Stock Plan and Medialink's 1996 Directors Stock Option Plan.

Employment Contracts

   The Company has entered into an amended and restated employment agreement with Laurence Moskowitz dated as of August 28, 2001. Mr. Moskowitz's employment agreement, which is automatically renewed every December 31 unless either party gives written notice of termination within 180 days prior to the end of a calendar year, provides for an annual base salary of $310,000 subject to consumer price index increases, plus a bonus to be awarded annually at the discretion of the Compensation Committee. Mr. Moskowitz is also entitled to participate in all health, pension, profit sharing and other benefits, if any, generally provided to employees of the Company and an automobile allowance of $700 per month. The employment agreement also contains covenants prohibiting Mr. Moskowitz from improperly disclosing confidential information of the Company to others and from competing with, hiring employees of, or soliciting clients of, the Company. These restrictions survive termination of Mr. Moskowitz's employment agreement for certain periods based on the reasons for such termination. In addition, Mr. Moskowitz's employment agreement provides that if within 24 months following a change in control of the Company (as such term is defined in the employment agreement), Mr. Moskowitz is terminated or resigns he is entitled to a lump sum amount equal to three times his annual salary for the calendar year in which such termination occurs, plus the bonus for the immediately preceding calendar year and any deferred compensation for such prior year. The Company must also continue to allow
Mr. Moskowitz to participate in all health and disability plans for 12 months, continue to pay his automobile allowance for up to 3 years, provide outplacement services for up to 12 months and forgive the repayment of any and all loans made to Mr. Moskowitz; provided, however, that such loan forgiveness shall only be required in the event that such change in control was not approved in advance by a majority of continuing directors (as such term is defined in the employment agreement). In addition, in the event that the payments to Mr. Moskowitz upon a change of control are subject to an excise tax, the Company shall be obligated to pay an amount equal to such excise tax and any associated interest and penalties.

   The Company has entered into an amended and restated employment agreement with J. Graeme McWhirter dated as of August 28, 2001. Mr. McWhirter's employment agreement, which is automatically renewed every December 31 unless either party gives written notice of termination within 180 days prior to the end of a calendar year, provides for an annual base salary of $280,000 subject to consumer price index increases, plus a bonus to be awarded annually at the discretion of the Compensation Committee. Mr. McWhirter is also entitled to participate in all health, pension, profit sharing and other benefits, if any, generally provided to employees of the Company and an automobile allowance of $600 per month. The employment agreement also contains covenants prohibiting Mr. McWhirter from improperly disclosing confidential information of the Company to others and from competing with, hiring employees of, or soliciting clients of, the Company. These restrictions survive termination of Mr. McWhirter's employment agreement for certain periods based on the reasons for such termination. In addition, Mr. McWhirter's employment agreement provides that if within 24 months following a change in control of the Company (as such term is defined in the employment agreement), Mr. McWhirter is terminated or resigns he is entitled to a lump sum amount equal to three times his annual salary for the calendar year in which such termination occurs, plus the bonus for the immediately preceding calendar year and any deferred compensation for such prior year. The Company must also continue to allow Mr. McWhirter to participate in all health and disability plans for 12 months, continue to pay his automobile allowance for up to 3 years, and provide outplacement services for up to 12 months. In addition, in the event that the payments to Mr. McWhirter upon a change of control are subject to an excise tax, the Company shall be obligated to pay an amount equal to such excise tax and any associated interest and penalties.

   In January 2002, the Company entered into a three-year amended and restated employment agreement with Richard Frisch pursuant to which Mr. Frisch receives an annual base salary based on the pre-tax net income of the MCTV Division of the Company; provided that he will receive no less than $250,000 for any calendar year. Mr. Frisch is also entitled to participate in the executive bonus pool as well as in all health, pension, profit sharing, and other benefits, if any, generally provided to employees of the Company. Mr. Frisch also receives an automobile allowance, including car insurance and maintenance, of up to $1,600 per month and reimbursement for the cost of his business telephone and facsimile lines. The employment agreement also contains covenants prohibiting Mr. Frisch from improperly disclosing confidential information of the Company to others and from competing with, hiring employees of, or soliciting clients of, the Company. These restrictions survive termination of Mr. Frisch's employment agreement for certain periods based on the reasons for such termination. In addition, Mr. Frisch's employment agreement provides that if within 24 months following a change in control of the Company, which change in control was not approved in advance by a majority of continuing directors of the Company (as such terms are defined in the employment agreement), Mr. Frisch is terminated or resigns for good reason, he is entitled to a lump sum amount equal to his annual salary and plan bonus for the immediately preceding calendar year.

   The Company entered into an employment agreement with Mark Weiner dated as of February 14, 2001. Mr. Weiner's agreement, which is automatically renewed every December 31 unless either party gives written notice of termination within 180 days prior to the end of a calendar year, provides for any annual base salary of $160,000 subject to consumer price index increases, plus a bonus to be awarded based on Delahaye Medialink's financial performance.
Mr. Weiner is also entitled to participate in all health, pension, profit sharing and other benefits, if any, generally provided to employees of the Company. The employment agreement also contains covenants prohibiting
Mr. Weiner from improperly disclosing confidential information of the Company to others and from competing with, hiring employees of, or soliciting clients of, the Company. These restrictions survive termination of Mr. Weiner's employment agreement for certain periods based on the reasons for such termination.

   The Company entered into an executive service agreement with Ivan Purdie dated October 21, 2002. Mr. Purdie's executive service agreement, which continues until terminated by either party upon 12 months prior written notice, provides for any annual base salary of UK (Pound)180,000 plus a bonus to be awarded at the discretion of the Compensation Committee based on the Company's financial performance. Mr. Purdie is also entitled to participate in the Company's medical, dental and health insurance plan and the executive pension plan. The executive service agreement also contains covenants prohibiting Mr. Purdie from improperly disclosing confidential information of the Company to others and from competing with, hiring employees of, or soliciting clients or prospective clients of, the Company. These restrictions survive termination of Mr. Purdie's executive service agreement for certain periods as set forth in the agreement. In addition, Mr. Purdie's employment agreement provides that if within 24 months following a change in control of the Company, which change in control was not approved in advance by a majority of continuing directors of the Company (as such terms are defined in the executive service agreement), Mr. Purdie is terminated or resigns, he is entitled to a lump sum amount equal to his annual salary for the calendar year in which such termination occurs, plus the bonus for the immediately preceding calendar year.

   The Company entered into an employment agreement with Victor Lee dated as of March 19, 2001. Mr. Lee's employment agreement, which is automatically renewed every December 31 unless either party gives written notice of termination within 180 days prior to the end of a calendar year, provides for an annual base salary of $200,000 subject to consumer price index increases, plus a bonus to be awarded annually at the discretion of the Chief Executive Officer and the Compensation Committee. Mr. Lee is also entitled to participate in all health, pension, profit sharing and other benefits, if any, generally provided to employees of the Company. The employment agreement also contains covenants prohibiting Mr. Lee from improperly disclosing confidential information of the Company to others and from competing with, hiring employees of, or soliciting clients of, the Company. These restrictions survive termination of Mr. Lee's employment agreement for certain periods based on the reasons for such termination. In addition, Mr. Lee's employment agreement provides that if within 6 months following a change in control of the Company (as such term is defined in the employment agreement), Mr. Lee is terminated or resigns, he is entitled to a lump sum amount equal to his annual salary for the calendar year in which such termination occurs, plus the bonus for the immediately preceding calendar year and any deferred compensation for such prior year. Mr. Lee's employment agreement also provides that he be indemnified to the fullest extent permitted by Delaware law, the Certificate of Incorporation and the By-Laws of the Company.

   The Company may terminate the employment of the executive officers upon the death or extended disability of the executive officer or for cause (as defined). With the exception of Mr. Frisch, if the employment of an executive officer is terminated by the Company without cause or by the executive officer within one hundred and eighty (180) days prior to the end of the calendar year, the employment agreements require the Company to continue to pay the executive officer's salary for a period of twelve months from the date of termination of employment, notwithstanding that the balance of the term may be less than twelve months and the executive officer is entitled to continue to participate in the Company's hospitalization, group health benefits and disability plans. If the employment of Mr. Frisch is terminated by the Company without cause, his employment agreement requires the Company to continue to pay his salary and bonus for a period equal to the earlier of the date
Mr. Frisch commences employment elsewhere or the date the term would have expired. His insurance benefits continue on the same terms and conditions as immediately prior to his termination.

                 REPORT OF THE MEDIALINK WORLDWIDE INCORPORATED
                   BOARD OF DIRECTORS COMPENSATION COMMITTEE


   The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into a document filed with the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act.

   The Compensation Committee (the "Committee") of the Board of Directors of the Company determines the Company's executive compensation policies. The Committee is comprised of three non-employee Directors. After evaluating the performance of the Company and its executive officers, the Committee recommends compensation programs and salary levels to the entire Board of Directors for approval. Set forth below is a report submitted by the Committee addressing the Company's compensation policies for the fiscal year ended December 31, 2002 as they affected the executive officers of the Company.

Compensation Philosophy

   The goal of the Company is to be a significant provider of quality services in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to stockholders, the Company must compete for, attract, develop, motivate and retain top quality executive management.

   In designing and administering the executive compensation program, the Committee strives to balance short and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive awards. The Committee believes that stock ownership by executive officers is beneficial in aligning the common interests of management and stockholders to enhance stockholder value.

Components of Executive Compensation

   The three components of the Company's executive compensation program are base salary, annual bonus and stock option grants. These three elements are structured by the Committee, in conjunction with the Company's Stock Option Committee which is comprised of two non-employee Directors, to cumulatively provide the Company's executive officers with levels of total compensation consistent with the Company's executive compensation philosophy described above.

   The Company's executive salary levels are intended to be consistent with competitive salary levels and job responsibilities of each executive. Salary increases reflect competitive and economic trends, the overall financial performance of the Company and the performance of the individual executive. Factors considered in gauging the Company's overall financial performance include the Company's revenues and profits.

Relationship of Corporate Performance to Executive Compensation

   The Committee takes into account the executives' performance in special projects undertaken during the past fiscal year, contribution to strategic acquisitions and development of new services, improving quality of services, marketing strategies and general performance of individual job responsibilities and other factors. In addition, in determining executive compensation the Committee also considers the contribution of each executive officer to the growth in pre-tax earnings of the Company over the last fiscal year.

   Satisfaction of certain performance criteria (including initiative, contribution to overall corporate performance and managerial ability) is evaluated after informal discussions with the other members of the Board and, for all of the executives other than Mr. Moskowitz, after discussions with Mr. Moskowitz.

Compensation of Chief Executive Officer

   In addition to the factors mentioned above, the Committee's general approach in setting Mr. Moskowitz's annual compensation is to seek to be competitive with other companies in the Company's industry and to reward Mr. Moskowitz's strategic management abilities in directing the Company's expansion efforts and its development and exploitation of new markets, growth of its international business and new business opportunities.

                        Presented by the members of the Compensation Committee:


                        Harold Finelt
                        Donald Kimelman
                        Theodore Wm. Tashlik

                             AUDIT COMMITTEE REPORT

   The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into a document filed with the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act.

   The Audit Committee of the Board of Directors (the "Committee") is comprised of three independent directors. The responsibilities of the Committee are set forth in its written charter (the "Charter"), which has been adopted by the Company's Board of Directors (the "Board").

   The duties of this Committee include oversight of the financial reporting process for the Company through periodic meetings with the Company's independent auditors, internal auditors and management of the Company to review accounting, auditing, internal controls and financial reporting matters.

   During fiscal year 2002 this Committee met 6 times, 2 times in person and 4 times by telephonic communication prior to the release of quarterly earnings information. The Company's senior financial management and independent auditors were in attendance at all such meetings. At each such meeting held in person, this Committee conducted a private session with the independent auditors, without the presence of management.

   The management of the Company is responsible for the preparation and integrity of financial information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles and upon the Company's independent auditors to review (in the case of quarterly financial statements) or audit (in the case of its annual financial statements), as applicable, such financial statements in accordance with generally accepted auditing standards.

   The Committee has reviewed and discussed with senior management the Company's audited financial statements for the fiscal year ended December 31, 2002, included in the Company's 2002 Annual Report to Stockholders. Management has confirmed to the Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

   In discharging the Committee's oversight responsibility for the audit process, we have discussed with KPMG LLP ("KMPG"), the Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees). SAS 61 requires the Company's Independent Auditors to provide the Committee with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

   The Committee has obtained from KPMG a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) with respect to any relationship between KPMG and the Company which in their professional judgment may reasonably be thought to bear on independence. KPMG has discussed its independence with the Committee, and has confirmed in its letter to the Committee that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws.

   Based upon the foregoing review and discussions with senior management of the Company, the Committee has recommended to the Company's Board that the financial statements prepared by the Company's management and audited by its independent auditors be included in the Company's 2002 Annual Report to Stockholders, and that such financial statements also be included in the Company's Annual Report on Form 10-K, for filing with the United States Securities and Exchange Commission. The Committee also has recommended to the Board the reappointment of KPMG as the Company's outside accounting and audit firm for 2003, and the Board has concurred in such recommendation.

   As specified in the Charter, it is not the duty of this Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company's management and independent auditors. In giving its recommendations to the Board, the Committee has relied on (i) management's representations to it that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company's independent auditors with respect to such financial statements.

   Each of the members of the Audit Committee is independent as defined under the requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

                               Presented by the members of the Audit Committee:

                               Harold Finelt
                               Donald Kimelman
                               James J. O'Neill

Performance Graph

   The information contained in this Performance Graph shall not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Exchange Act except to the extent that Medialink specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

   The following graph compares the sixty month percentage change in the cumulative total stockholder return on the Company's Common Stock with The Nasdaq Composite, the Standard & Poors 500 Composite and Nasdaq Telecomm, a peer group index for the period commencing December 31, 1997 and ending December 31, 2002. The peer group consists of 189 companies engaged in the communications industry and includes Metro Networks, Inc., United Video Satellite Group, Inc. and Panamsat Corp. The graph assumes that $100 was invested on December 31, 1997 in the Company's Common Stock and in each of the other indices and assumes reinvestment of all dividends and is weighted on a market capitalization basis.

                        COMPARE CUMULATIVE TOTAL RETURN
                       AMONG MEDIALINK, NASDAQ COMPOSITE,
                     NASDAQ TELECOMM AND S&P 500 COMP-LTD.

                               TOTAL RETURN INDEX


                                    [CHART]


Source: Bloomberg                                   Base year = 100: 12/31/97

Company Name                         Dec-97    Dec-98   Dec-99    Dec-00    Dec-01   Dec-02
------------                         ------    ------   ------    ------    ------   ------
MEDIALINK WORLDWIDE INC              100.00%   125.93%   59.72%    32.41%    19.37%   24.46%
S&P 500 COMP-LTD                     100.00%   128.57%  155.62%   133.80%   116.35%   89.17%
NASDAQ INDEX COMPOSITE               100.00%   140.19%  260.93%   156.68%   123.70%   84.70%
NASDAQ TELECOM                       100.00%   163.64%  331.96%   150.84%    77.02%   35.41%


                  Assumes $100 invested on December 31, 1997.
   Assumes dividend reinvested for the sixty months ended December 31, 2002.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

   The Company is asking the stockholders to ratify the appointment of KPMG LLP as the Company's Independent Auditors for the fiscal year ending December 31, 2003.

   In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

   KPMG LLP has audited the Company's financial statements annually since fiscal 1987. Its representatives will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

   The aggregate fees billed by the Company's Independent Auditors for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and (ii) the review of the Company's quarterly financial statements set forth in its Quarterly Reports on Form 10-Q for each of its fiscal quarters, were approximately $210,000.

Financial Information Systems Design and Implementation Fees

   The Company did not engage its Independent Auditors to provide any professional services in connection with (i) operating or supervising the operation of, its information system or managing its local area network or
(ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

All Other Fees

   The aggregate fees for all other services rendered by the Independent Auditors for the Company's most recent fiscal year were approximately $3,000. These fees include primarily work performed by the Independent Auditors with respect to participation in Audit Committee meetings.

   The Audit Committee has advised the Company that it has determined that the non-audit services rendered by its Independent Auditors during its most recent fiscal year are compatible with maintaining their independence.

   The Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP to serve as the Company's Independent Auditors for the fiscal year ending December 31, 2003.

OTHER BUSINESS

   The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the Meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

Voting Procedures

   Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

   With respect to any other matter that may be submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Meeting for a particular matter is required to become effective. With respect to abstentions, the shares are considered present at the Meeting for the particular matter, but since they are not affirmative votes for the particular matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the Meeting for the particular matter as to which the broker withheld authority.

No Incorporation by Reference

   In our filings with the SEC, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the stock performance graph of this proxy statement, the "Audit Committee Report" and the "Compensation Committee Report" specifically are not incorporated by reference into any other filings with the SEC.

   This proxy statement is sent to you as part of the proxy materials for the 2003 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our Common Stock.

                       2004 PROPOSALS FOR ANNUAL MEETING

Deadline for Receipt of Stockholder Proposals

   Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2004 annual meeting and that stockholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company no later than December 23, 2003, which is not less than 120 calendar days prior to the anniversary of this year's mail date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting. If a stockholder wishes to present a proposal at the Company's annual meeting in the year 2004 and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company's Bylaws. The Bylaws require that any stockholder who would like to nominate an individual for election as a Director or who wishes to introduce a proposal or other business at the Company's 2004 Annual Meeting of Stockholders must give the Company advance written notice thereof not less than 90 days nor more than 120 days prior to the anniversary date of the date the Company first mailed its proxy material for the 2003 Annual Meeting or December 23, 2003 to January 22, 2004. Stockholders may request a copy of the Bylaws from J. Graeme McWhirter, Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

Annual Report

   The Company's Annual Report containing audited consolidated financial statements for the fiscal year ended December 31, 2002 accompanies this Proxy Statement. THE COMPANY WILL SEND TO A STOCKHOLDER, UPON REQUEST WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) INCLUDING THE FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2002, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF J. GRAEME MCWHIRTER, SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT. YOU CAN ALSO ACCESS OUR SEC FILINGS, INCLUDING OUR ANNUAL REPORT ON FORM 10-K, ON OUR WEBSITE AT WWW.MEDIALINK.COM AND ON THE SEC WEBSITE AT WWW.SEC.GOV.

                                 By Order of the Board of Directors
                                 MEDIALINK WORLDWIDE INCORPORATED


                                 J. Graeme McWhirter
                                 Secretary

Dated: April 21, 2003

                        MEDIALINK WORLDWIDE INCORPORATED

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        MEDIALINK WORLDWIDE INCORPORATED
           IN CONNECTION WITH ITS 2003 ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held June 5, 2003

The undersigned stockholder of Medialink Worldwide Incorporated (the "Company") hereby appoints Laurence Moskowitz and J. Graeme McWhirter or either of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at the 2003 annual meeting of stockholders of the Company to be held on June 5, 2003, and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the following purposes:

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED

                         (Continued on the reverse side)


                           /\ FOLD AND DETACH HERE /\

                        MEDIALINK WORLDWIDE INCORPORATED

                                 Annual Meeting
                                       of
                                  Stockholders

                              Thursday-June 5, 2003
                                    9:30 A.M.
                        Medialink Worldwide Incorporated
                                708 Third Avenue
                            New York, New York 10017

MEDIALINK WORLDWIDE INCORPORATED RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES AND PROPOSALS LISTED BELOW

                                      Please mark your votes as /X/ indicated in this example

1. ELECTION OF NOMINEES-To elect each of 01 James J. O'Neill, 02 Paul Sagan and 03 J. Graeme McWhirter as a director of the Company to serve three-year terms until the Company's 2006 Annual Meeting of Stockholders.

             FOR all nominees listed               WITHHOLD AUTHORITY to
              above (except as marked              vote for all nominees
                  to the contrary)                       listed above

                        / /                                 / /

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

               FOR                AGAINST                 ABSTAIN

              / /                   / /                    / /

3. In their discretion upon such other matters as may properly come before the Meeting.

This Proxy will be voted as directed or, if no direction is given, will be voted FOR the election of the nominees and the approval of the proposals described above.

Dated:____________________________________________________________________, 2003

                                   (Signature)

                                   (Signature)

                               (Title or Capacity)

(Please sign your name or names exactly as it appears on your stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.)


                           /\ FOLD AND DETACH HERE /\